EXECUTION COPY

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of November 15, 2011, is by and among AMERICAN MIDSTREAM, LLC, a Delaware limited liability company (the “Borrower”), AMERICAN MIDSTREAM PARTNERS, LP, a Delaware limited partnership (“Parent”), BANK OF AMERICA, N.A., as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below (the “Lenders”), and the Lenders party hereto.
R E C I T A L S
A.    The Borrower, Parent, the Lenders, the Administrative Agent and the other agents referred to therein are parties to that certain Credit Agreement dated as of August 1, 2011 (the “Credit Agreement”), pursuant to which the Lenders have made certain Loans and provided certain Commitments (subject to the terms and conditions thereof) to the Borrower.
B.    Parent, as buyer, and Marathon Oil Company, an Ohio corporation, as seller (“Seller”), intend to enter into a Purchase and Sale Agreement (the “Purchase Agreement”), pursuant to which Parent will agree to purchase, directly or indirectly, from Seller a 50% non-operating interest in the Burns Point Gas Plant in St. Mary Parish, Louisiana (such acquisition, the “Acquisition” and such acquired interest, the “Plant”).
C.    In order to permit the Acquisition and the transactions relating thereto or arising therefrom, each of the Borrower and Parent wishes, and the Lenders signatory hereto and the Administrative Agent are willing, to amend the Credit Agreement as more fully described herein.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.    Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. Unless otherwise indicated, all article, schedule, exhibit and section references in this Amendment refer to articles and sections of the Credit Agreement.
As used in this Amendment, the following terms have the meaning specified below:
“Burns Point Closing Date” means the date that the Acquisition is consummated.
“Burns Point Sub” means the direct or indirect wholly-owned Subsidiary of Borrower formed to hold the assets acquired pursuant to the Purchase Agreement.
“First Amendment Effective Date” has the meaning assigned to such term in Section 3 hereof.
Section 2.    Amendments to Credit Agreement.
2.1    Amendments to Section 1.01 (Defined Terms).
(a)    The definition of “Agreement” is hereby amended by adding the words ", as further amended by the First Amendment" after the words "this Credit Agreement".
(b)    The definition of “Consolidated EBITDA” is hereby amended by adding the following to the end of the definition thereof:
Notwithstanding the foregoing, the sole Consolidated EBITDA attributable to Burns Point Sub shall be the amount of cash received by Burns Point Sub pursuant to the Burns Point Operating Agreement during such period, to the extent deposited into a deposit account subject to a Control Agreement, minus the amount of cash paid by Burns Point Sub pursuant to the Burns Point Operating Agreement during such period.
(c)    The definition of “Consolidated Net Income” is hereby amended by adding the following to the end of the definition thereof:
Notwithstanding the foregoing, Consolidated Net Income that would otherwise be attributable to Burns Point Sub shall be disregarded for purposes of this definition.
(d)    The definition of “Responsible Officer” is hereby amended by amending and restating the first sentence to read as follows:
means the chief executive officer, president, principal financial officer, treasurer, assistant treasurer or controller of a Loan Party or the General Partner, as applicable, and, solely for purposes of (i) the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and (ii) the delivery of the certified report pursuant to Section 6.01(l), the controller of the Borrower or the Parent.
(e)    The following definitions are hereby added to Section 1.01 of the Credit Agreement where alphabetically appropriate:
“Burns Point Operating Agreement” means that certain Agreement for the Construction and Operation of the Burns Point Gas Plant St. Mary Parish, Louisiana dated as of September 8, 1981 among the Plant Owners, as amended prior to the Burns Point Closing Date.
“Burns Point PSA” means that certain Purchase and Sale Agreement in respect of the Burns Point Operating Agreement and associated assets, entered into prior to the Burns Point Closing Date by and among any of Parent, the Borrower or a wholly-owned Subsidiary of the Borrower (as designated by Parent), as buyer, and Marathon Oil Company, an Ohio corporation, as seller.
“Burns Point Sub” means the direct or indirect wholly-owned Subsidiary of Borrower formed to hold the interests in the Plant acquired pursuant to the Burns Point PSA.
“First Amendment” means the First Amendment to Credit Agreement, dated as of November 15, 2011, by and among the Parent, the Borrower, the Administrative Agent and the Lenders party thereto.
“Plant” means the Burns Point Gas Plant in St. Mary Parish, Louisiana.
“Plant Operator” means the Person acting as operator of the Plant at any given time.
“Plant Owners” means those Persons with an ownership interest in the Plant at any given time.
2.2    Amendments to Section 7.01 (Liens). Section 7.01 is hereby amended by (i) deleting the word “and” at the end of subsection (q) thereof, (ii) deleting the period at the end of subsection (r) thereof and replacing it with the word “; and” and (iii) adding the following new subsection to the end thereof:
(s)     Liens in favor of the Plant Owners or Plant Operator arising under or pursuant to the Burns Point Operating Agreement as in effect on the date of the First Amendment.
2.3    Amendments to Section 7.02 (Investments). Section 7.02 is hereby amended by replacing subsection (c) thereof with the following new subsection (c):
(c)     Investments of (i) Parent in the Borrower and Finance Co (subject to the limitations on the activities of Finance Co set forth in the definition thereof), (ii) the Borrower in any wholly-owned Subsidiary that is a Guarantor, and (iii) any wholly-owned Subsidiary that is a Guarantor in the Borrower or in another wholly-owned Subsidiary that is a Guarantor; provided, however, that clauses (ii) and (iii) shall not permit Investments in Burns Point Sub, it being understood that Investments in Burns Point Sub may only be made pursuant to and to the extent permitted by Section 7.02(i).
2.4    Amendment to Section 7.09 (Burdensome Agreements). Section 7.09 is hereby amended by deleting the “;” at the end of clause (B) thereof, and adding the following new clause immediately thereafter:
or (C) the Burns Point Operating Agreement as in effect on the date of the First Amendment;
2.5    New Section 7.25. The following new Section 7.25 shall be added:
7.25 Limitations on Burns Point Sub. Permit Burns Point Sub to acquire any assets other than its interests in the Burns Point Operating Agreement and interests in such contracts and agreements attributable and ancillary thereto.
Section 3.    Conditions Precedent. This Amendment shall not become effective until the date (the "First Amendment Effective Date") on which each of the following conditions is satisfied (or waived in accordance with Section 10.01 of the Credit Agreement):
3.1    Counterparts. The Administrative Agent shall have received from the Required Lenders, Parent and the Borrower, executed counterparts (in such number as may be requested by the Administrative Agent) of this Amendment.
3.2    No Default or Event of Default. As of the First Amendment Effective Date after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.
3.3    Fees. The Administrative Agent, the Arrangers and the Lenders shall have received all fees and other amounts due and payable on or prior to the First Amendment Effective Date, including (a) to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement and (b) $10,000 paid to each Lender that has approved the Amendment on or before November 15, 2011.
3.4    Financial Information. The Administrative Agent shall have received financial projections and other financial information in respect of the Acquisition satisfactory to it.
3.5    Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.
The Administrative Agent shall notify the Borrower and the Lenders of the First Amendment Effective Date, and such notice shall be conclusive and binding.
Section 4.    Post-Effectiveness Covenant. Parent and Borrower covenant to satisfy the following on or prior to the Burns Point Closing Date (provided, that in case of Section 4.2, Section 4.5, Section 4.7, and Section 4.9 below, the Administrative Agent may extend the delivery date for the items required thereunder to a date not more than 30 Business Days after the Burns Point Closing Date, in its sole discretion):
4.1    Guaranty. The Administrative Agent shall have received from Burns Point Sub an executed counterpart of the Guaranty and Collateral Agreement or a joinder thereto in form and substance satisfactory to the Administrative Agent.
4.2    Security Documents. The Administrative Agent shall have received (i) all necessary financing statements in respect of Burns Point Sub, (ii) any other Security Documents, amendments thereto or related deliverables reasonably requested by the Administrative Agent for the creation, continuation and perfection of Liens in favor of the Secured Parties as contemplated by the Loan Documents, including Control Agreements, in each case, duly completed and executed (as applicable) in sufficient number of counterparts and in proper form for recording, if necessary, in form and substance satisfactory to the Administrative Agent, (iii) all judgment, tax and lien searches in respect of Burns Point Sub reasonably requested by the Administrative Agent and (iv) all other information that would have been required pursuant to Section 4.01(a)(iii) of the Credit Agreement if the Burns Point Sub had existed and the Acquisition had occurred prior to the initial Credit Extension under the Credit Agreement, as may be reasonably requested by the Administrative Agent.
4.3    Corporate Documents. The Administrative Agent shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of Burns Point Sub as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the Amendment and the other Loan Documents to which Burns Point Sub is a party, and such documents and certifications as the Administrative Agent may reasonably require to evidence that Burns Point Sub is duly organized or formed, and that Burns Point Sub is validly existing, in good standing and qualified to engage in business in each jurisdiction required by Section 5.01 of the Credit Agreement.
4.4    Approvals. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower satisfactory to the Administrative Agent either (A) attaching copies of all consents, licenses and approvals required in connection with the Acquisition, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required.
4.5    Insurance. The Administrative Agent shall have received, in form satisfactory to the Administrative Agent, evidence that all insurance required to be held by Burns Point Sub pursuant to the Credit Agreement has been obtained and is in full force and effect, including certificates of insurance naming the Collateral Agent, on behalf of the Lenders, as loss payee and as an additional insured, as the case may be, under all insurance policies maintained with respect to the assets and properties of Burns Point Sub that constitute Collateral.
4.6    Officer’s Certificate. The Administrative Agent shall have received a certificate, dated the Burns Point Closing Date and signed by a Responsible Officer of the Borrower, confirming compliance with the conditions set forth in Section 4.02 of the Credit Agreement.
4.7    Opinion. The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Burns Point Closing Date) of Andrews Kurth LLP, counsel to the Loan Parties, and Louisiana counsel to the Loan Parties, addressed to the Administrative Agent, the Collateral Agent and each Lender, covering such matters relating to the Burns Point Sub, the Loan Parties, this Amendment, the Loan Documents as the Administrative Agent shall reasonably request and in form and substance satisfactory to the Administrative Agent and its counsel. The Borrower hereby requests such counsel to deliver such opinion.
4.8    Patriot Act. Burns Point Sub shall have provided the documentation and other information to the Lenders that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Anti-Terrorism Laws.
4.9    Recording Expenses. The Borrower shall have paid or made arrangements to pay all applicable recording taxes, fees, charges, costs and expenses required for the recording of any Security Documents or amendments thereto to be recorded on or about the Burns Point Closing Date.
4.10    Section 5.13. The Borrower shall have delivered the necessary supplements to Schedule 5.13 of the Credit Agreement as required by Section 5.13 of the Credit Agreement.
4.11    Section 7.02(g). The Borrower shall be in compliance with Section 7.02(g) of the Credit Agreement in respect of the Acquisition. The parties hereto acknowledge that the pro forma Consolidated Total Leverage Ratio set forth in the certificate delivered pursuant to Section 7.02(g)(iv)(B) of the Credit Agreement will be the Consolidated Total Leverage Ratio for purposes of determining the Applicable Rate from the first Business Day immediately following the Burns Point Closing Date until the first Business Day immediately following the date a Compliance Certificate is next delivered pursuant to Section 6.02(a) of the Credit Agreement.
4.12    Burns Point Operating Agreement. The Burns Point Operating Agreement shall not be amended in a manner adverse to the Lenders during the period commencing with the First Amendment Effective Date and ending with the Burns Point Closing Date.
4.13    Other Documents. The Administrative Agent shall have received such other documents or agreements as it may reasonably request in connection with Burns Point Sub or the Acquisition.
Section 5.    Miscellaneous.
5.1    Confirmation. The provisions of the Loan Documents, as amended by this Amendment, shall remain in full force and effect in accordance with their terms following the effectiveness of this Amendment.
5.2    Ratification and Affirmation; Representations and Warranties. Each of the undersigned does hereby adopt, ratify, and confirm the Credit Agreement and the other Loan Documents, as amended hereby, and its obligations thereunder. Each of the Borrower and Parent hereby (a) acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein and (b) represents and warrants to the Lenders that: (i) as of the date hereof, after giving effect to the terms of this Amendment, all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (except for such representations and warranties that have a materiality or Material Adverse Effect qualification, which shall be true and correct in all respects), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (except for such representations and warranties that have a materiality or Material Adverse Effect qualification, which shall be true and correct in all respects) as of such specified earlier date as supplemented or subject to such qualifications as are set forth in the applicable Schedule(s) as of the First Amendment Effective Date and (ii) (A) as of the date hereof, no Default has occurred and is continuing and (B) immediately after giving effect to this Amendment, no Default will have occurred and be continuing.
5.3    Loan Document. This Amendment and each agreement, instrument, certificate or document executed by the Borrower or any of its officers in connection therewith are "Loan Documents" as defined and described in the Credit Agreement and all of the terms and provisions of the Loan Documents relating to other Loan Documents shall apply hereto and thereto.
5.4    Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
5.5    NO ORAL AGREEMENT. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.
5.6    GOVERNING LAW. THIS AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

AMERICAN MIDSTREAM, LLC,
as Borrower

By: /s/ Sandra M. Flower

Name:	Sandra M. Flower

Title:	Vice President of Finance

AMERICAN MIDSTREAM PARTNERS, LP,
as Parent

By:	American Midstream GP, LLC, a Delaware limited liability company, its sole general partner

By: /s/ Sandra M. Flower

Name:	Sandra M. Flower

Title:	Vice President of Finance

BANK OF AMERICA, N.A.,
as Administrative Agent and Collateral Agent

By: /s/ Kevin L. Ahart
Name:    Kevin L. Ahart
Title:    Vice President

BANK OF AMERICA, N.A.,
as a Lender and L/C Issuer

By: /s/ Adam H. Fey
Name:    Adam H. Fey
Title:    Director

CITIBANK, N.A.,
as a Co-Syndication Agent and a Lender

By: /s/ John F. Miller
Name:     John F. Miller
Title: Attorney-in-Fact

COMERICA BANK,
as a Co-Syndication Agent and a Lender

By:     /s/ Katya Evseev
Name:    Katya Evseev
Title: Corporate Banking OFficer

COMPASS BANK,
as a Documentation Agent and a Lender

By:     /s/ Greg Determann
Name:    Greg Determann
Title: Senior Vice President

RAYMOND JAMES BANK, FSB,
as a Lender

By:     /s/ Scott G. Axelrod
Name:    Scott G. Axelrod
Title: Vice President

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